                   BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST II
                     SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
                        SERIES 1997-1, INVESTOR NUMBER 19972001


MONTHLY SERVICING SUMMARY                                                                          PERIOD ENDING:        11/30/97
---------------------------------------------------------------------------------------------------------------------------------


                                                                                   Pass Through
                                                                                        Rate           Balance        Pool Factor
                                                                                   ------------    ---------------    -----------
                                                             BOP Scheduled Pool                    $254,891,959.53    97.2887619%
Determination Date:                      12/05/97            EOP Scheduled Pool                     253,395,565.67    96.7176089%
Remittance Date:                         12/10/97         Class A-1 Certificate        5.9100%       16,900,290.37    66.2756485%
                                                          Class A-2 Certificate        6.0150%       18,000,000.00   100.0000000%
                                                          Class A-3 Certificate        6.0600%       20,500,000.00   100.0000000%
                                                          Class A-4 Certificate        6.1950%       29,500,000.00   100.0000000%
                                                          Class A-5 Certificate        6.2650%       14,300,000.00   100.0000000%
Prior Period WAC                           10.71%         Class A-6 Certificate        6.3400%       15,500,000.00   100.0000000%
Current Period WAC                         10.70%         Class A-7 Certificate        6.5800%       39,300,000.00   100.0000000%
                                                          Class A-8 Certificate        6.7250%       26,000,000.00   100.0000000%
Senior Percentage                         100.00%         Class A-9 Certificate        7.0150%       27,545,000.00   100.0000000%
Class M Percentage                          0.00%           Class M Certificate        6.8000%       22,270,000.00   100.0000000%
Class B Percentage                          0.00%         Class B-1 Certificate        6.9400%       15,720,000.00   100.0000000%
                                                          Class B-2 Certificate        7.7000%        7,860,275.30   100.0000000%

I.  RECAP OF POOL:                         Loan
                                           Count                   CLASS A-1        CLASS A-2       CLASS A-3       CLASS A-4
                                           -----                 --------------  --------------  --------------  --------------
    Beginning Certificate Balance          8,580                 $18,396,684.23  $18,000,000.00  $20,500,000.00  $29,500,000.00
    Scheduled Principal Reduction                                   (360,886.68)           0.00            0.00            0.00
    Partial Principal Prepayments                                    (77,952.82)           0.00            0.00            0.00
    Principal Prepayments In Full            (27)                   (606,452.34)           0.00            0.00            0.00
    Contract Liquidations                    (21)                   (451,102.02)           0.00            0.00            0.00
    Contract Repurchases                       0                           0.00            0.00            0.00            0.00
    Previously Undistributed Shortfalls                                    0.00            0.00            0.00            0.00
                                            -----                --------------  --------------  --------------  --------------
    Remaining Certificate Balance           8,532                $16,900,290.37  $18,000,000.00  $20,500,000.00  $29,500,000.00
                                            -----                --------------  --------------  --------------  --------------
                                            -----                --------------  --------------  --------------  --------------


                                                                    CLASS A-5       CLASS A-6       CLASS A-7      CLASS A-8
                                                                 --------------  --------------  --------------  --------------
    Beginning Certificate Balance                                $14,300,000.00  $15,500,000.00  $39,300,000.00  $26,000,000.00
    Scheduled Principal Reduction                                          0.00            0.00            0.00            0.00
    Partial Principal Prepayments                                          0.00            0.00            0.00            0.00
    Principal Prepayments In Full                                          0.00            0.00            0.00            0.00
    Contract Liquidations                                                  0.00            0.00            0.00            0.00
    Contract Repurchases                                                   0.00            0.00            0.00            0.00
    Previously Undistributed Shortfalls                                    0.00            0.00            0.00            0.00
                                                                 --------------  --------------  --------------  --------------
    Remaining Certificate Balance                                $14,300,000.00  $15,500,000.00  $39,300,000.00  $26,000,000.00
                                                                 --------------  --------------  --------------  --------------
                                                                 --------------  --------------  --------------  --------------


                                                                    CLASS A-9       CLASS M         CLASS B-1       CLASS B-2
                                                                 --------------  --------------  --------------  --------------
    Beginning Certificate Balance                                $27,545,000.00  $22,270,000.00  $15,720,000.00   $7,860,275.30
    Scheduled Principal Reduction                                          0.00            0.00            0.00            0.00
    Partial Principal Prepayments                                          0.00            0.00            0.00            0.00
    Principal Prepayments In Full                                          0.00            0.00            0.00            0.00
    Contract Liquidations                                                  0.00            0.00            0.00            0.00
    Contract Repurchases                                                   0.00            0.00            0.00            0.00
    Previously Undistributed Shortfalls                                    0.00            0.00            0.00            0.00
                                                                 --------------  --------------  --------------  --------------
    Remaining Certificate Balance                                $27,545,000.00  $22,270,000.00  $15,720,000.00   $7,860,275.30
                                                                 --------------  --------------  --------------  --------------
                                                                 --------------  --------------  --------------  --------------

II. DISTRIBUTIONS:
                                                                    CLASS A-1       CLASS A-2        CLASS A-3       CLASS A-4
                                                                 --------------  --------------  --------------  --------------
    Principal Distribution Amount                                 $1,496,393.86          $0.00            $0.00           $0.00
    Interest Distribution Amount                                      90,603.67      90,225.00       103,525.00      152,293.75
    Unpaid Interest Shortfall                                              0.00           0.00             0.00            0.00
                                                                  -------------   ------------   --------------  --------------
    Total Distribution                                            $1,586,997.53     $90,225.00      $103,525.00     $152,293.75
                                                                 --------------  --------------  --------------  --------------
                                                                 --------------  --------------  --------------  --------------

                                                                    CLASS A-5       CLASS A-6       CLASS A-7    CLASS A-8
                                                                 --------------  --------------  -------------  -----------
    Principal Distribution Amount                                         $0.00          $0.00          $0.00         $0.00
    Interest Distribution Amount                                      74,657.92      81,891.67     215,495.00    145,708.33
    Unpaid Interest Shortfall                                              0.00           0.00           0.00          0.00
                                                                 --------------  -------------  -------------  ------------
    Total Distribution                                               $74,657.92     $81,891.67    $215,495.00   $145,708.33
                                                                 --------------  -------------  -------------  ------------
                                                                 --------------  -------------  -------------  ------------


                                                                     CLASS A-9        CLASS M      CLASS B-1      CLASS B-2
                                                                 --------------  -------------  -------------  ------------
    Principal Distribution Amount                                         $0.00          $0.00          $0.00          $0.00
    Interest Distribution Amount                                     161,023.48     126,196.67      90,914.00      50,436.77
    Unpaid Interest Shortfall                                              0.00           0.00           0.00           0.00
    Total Distribution                                              $161,023.48    $126,196.67     $90,914.00     $50,436.77
                                                                 --------------  -------------  -------------  ------------
                                                                 --------------  -------------  -------------  ------------


III. SCHEDULED MONTHLY MORTGAGE PAYMENTS
     (P&I):
            Total P&I ...                                $2,635,797.42
            Gross Interest ...                           (2,274,910.74)
                                                         --------------
            Scheduled Principal...                          360,886.68
                                                         --------------
                                                         --------------
IV.   SERVICING FEE:
                                                           $212,409.97
                                                         -------------
                                                         -------------

V.    DELINQUENCY INFORMATION:
            Days Delinquent                Number       Actual Balance
           ----------------                ------        --------------
               31 - 59                      133          $3,896,510.24
               60 - 89                       31             896,463.50
               90 or more                    35           1,090,311.42
           ----------------                ------        --------------
      Total Delinquent                      199           $5,883,285.16
                                           ------        --------------
                                           ------        --------------


VI.   REPOSSESSION INFORMATION:
                                           Number       Actual Balance
                                           ------       --------------

      BOP Repossessions                      52          $1,459,892.12
      Plus Repossessions this Month          26             762,191.94
      Less Liquidations                     (21)          ($480,590.13)
                                           -------     ----------------
      EOP Repossessions                      57          $1,741,493.93
                                           -------     ----------------
                                           -------     ----------------



VII.  REPURCHASES:                         Number       Actual Balance
                                           -------     ----------------
      Contracts Repurchased or Replaced       0                  $0.00
      Eligible Substitute Contracts           0                  $0.00
                                           -------     ----------------
      Difference Paid by Servicer             0                  $0.00
                                           -------     ----------------
                                           -------     ----------------
            Total Repurchases                 0                      0


VIII. RESERVE ACCOUNT ACTIVITY
      Reserve Fund Beginning Balance                             $0.00
      Reserve Fund Draw Amount                                   $0.00
      Reserve Fund Deposit Amount                                    0


IX.   MONTHLY ADVANCE
      Monthly Advance Amount                                     $0.00
      Outstanding Amount Advanced                                    0


X.    DELINQUENCY RATIOS
      Average 30-Day Delinquency Ratio                            1.51%
      Average 60-Day Delinquency Ratio                            0.63%
      Cumulative Realized Loss Ratio                              0.19%
      Current Realized Loss Ratio                           0.001104396


XI.   RESIDUAL INTEREST DISTRIBUTION AMOUNT                 -----------
                                                            -----------
                                                            344845.8325

XII.  LIQUIDATION LOSSES:
      Previous Period Aggregate Net Liquidation Losses:    $260,802.84
      Current Period Aggregate Net Liquidation Losses:     $510,581.21
      Current Period Liquidation Losses:                   $249,778.37


XIII. MISC.
      Class M Principal Distribution Test Met?                      NO
      Class B-1 Principal Distribution Test Met?                    NO
      Clause X Amount                                     7,860,275.30
      Clause Y Amount                                          5239906
      Clause X Amount equal to or less than
        Clause Y Amount?                                            NO